Calculation of Filing Fee Tables
S-1
Figure Technology Solutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Blockchain Common Stock, par value $0.0001 per share	457(a)	4,230,000	$ 37.61	$ 159,090,300.00	0.0001381	$ 21,970.37
Fees to be Paid	2	Equity	Class A common stock, $0.0001 par value per share (2)	Other	4,230,000	$ 37.61	$ 159,090,300.00	0.0001381	$ 21,970.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 318,180,600.00		$ 43,940.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 43,940.74
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share and maximum aggregate offering price are based on the average of the $40.46 (high) and $34.75 (low) sale price of shares of Class A common stock, $0.0001 par value per share (the "Common Stock") of Figure Technology Solutions, Inc. (the "Company"), as reported on the Nasdaq Stock Market on February 11, 2026, which date is within five business days prior to filing this Registration Statement on Form S-1.

[2]	See footnote 1 Represents Common Stock, which consists of either (1) to the extent shares of Series A Blockchain Common Stock, par value $0.0001 per share (the "Blockchain Stock"), are not sold by the Company pursuant to the prospectus contained in this Registration Statement on Form S-1, shares of Common Stock offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1, or (2) to the extent not resold by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1, shares of Common Stock issuable upon conversion of Blockchain Stock. Under Rule 416 of the Securities Act, the number of shares of Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends or similar transactions. Additionally, under Rule 457(i) of the Securities Act, there is no additional filing fee payable with respect to the shares of Common Stock issuable upon conversion of the Blockchain Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A